UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒    Preliminary Information Statement

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☐        Definitive Information Statement

NB Manufacturing, Inc.
(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT
OF
NB MANUFACTURING, INC.

80 E. Rio Salado Parkway, Suite 115
Tempe, AZ 85281

Dated September __, 2012

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
NB MANUFACTURING, INC.

We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being mailed or furnished to the shareholders of NB Manufacturing, Inc., a Nevada corporation (the "Company"), in connection with the authorization of the corporate actions described below by the Company's Board of Directors by unanimous written consent in lieu of special meeting as of August 30, 2012, and the approval of such corporate actions by the written consent, taken as of August 30, 2012, of those shareholders of the Company entitled to vote at least a majority of the aggregate shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), outstanding on such date. Shareholders holding in the aggregate 45,654,237 shares of Common Stock or 68.56% of the voting stock outstanding as of August 30, 2012 (the "Consenting Shareholders") approved the corporate actions described below. Accordingly, this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

The Board and Consenting Shareholders have approved (1) the Company's Certificate of Amendment to its Articles of Incorporation, a copy of which is attached hereto as Appendix A (the "Amended Articles"), to change the Company’s name to "Xhibit Corp." and (2) the Company’s 2012 Stock Option Plan attached hereto as Appendix B (the “Plan”).

Following the expiration of the twenty day (20) period mandated by Rule 14c-2(b), the Company will file the Amended Articles with the Nevada Secretary of State and the resolutions to adopt the Plan will take effect. The Company will not file the Amended Articles and the shareholder approval of the Plan will not be effective until at least twenty (20) days after the filing and mailing of this Information Statement to its shareholders.  The Amended Articles will become effective when they are filed with the Nevada Secretary of State.

The Company will bear the entire cost of furnishing this Information Statement. It will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them.

The Board has fixed the close of business on August 30, 2012 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 66,583,676 shares of Common Stock issued and outstanding on the record date. The Company anticipates that this Information Statement will be mailed on or about September __, 2012 to all shareholders of record as of the record date.

APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

    Description of the Amended Articles and Reasons for the Amendment

    The Amended Articles make one change to the Company's Articles of Incorporation – the change of the Company’s name to “Xhibit Corp.”

    The primary reason for the proposed name change is to reflect the new business of the Company following the June 4, 2012 closing of the merger (the "Merger") whereby Xhibit LLC, a Nevada limited liability company (“Xhibit”), became a wholly owned subsidiary of the Company.

    Xhibit, through its subsidiaries, is an online marketing and advertising company providing targeted and measurable online advertising campaigns and programs for a broad base of advertisers and advertising agency customers. Xhibit enables marketers to advertise and sell their products and services through major online marketing channels including display advertising and affiliate marketing networks.

    As part of the Merger, the Company agreed to change its name to "Xhibit Corp." following the Merger and the Amended Articles will accomplish this.  After the filing of the Amended Articles with the Secretary of State of the State of Nevada, the Company will cease use of the name NB Manufacturing, Inc.  The Company will then use the name Xhibit Corp.

   Vote Required

    NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of shareholders entitled to vote on any such amendment. Under the Company's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  The Company's Articles of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes described above, the Company's Board of Directors voted to utilize the written consent of the holders of a majority of the Company's voting stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

    Pursuant to NRS 78.385, NRS 78.390 and the Company's current Articles and Bylaws, the affirmative vote of the holders of a majority of the Company's outstanding voting stock is sufficient to amend the Company's Articles of Incorporation as described above, which vote has been obtained by written consent of the Consenting Shareholders.

   Effective Date

    Under applicable federal securities laws, the Amended Articles cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company's shareholders. The Amended Articles will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place approximately 20 calendar days after this Information Statement is mailed to the Company's shareholders.

   Dissenters' Rights of Appraisal

    The Nevada Revised Statutes do not provide for appraisal rights in connection with the above-described amendment to the Company's Articles of Incorporation.

APPROVAL OF THE 2012 STOCK OPTION PLAN

    Purpose

On August 30, 2012, the Company’s Board of Directors adopted the Plan. The purpose of the Plan is attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to employees, directors and consultants of the Company, and to promote the success of the Company’s business. Under the Plan the Company may issue up to an aggregate total of 13,000,000 incentive or non-qualified options to purchase the Company’s Common Stock. As of September __, 2012, the Company has not issued any options under the Plan. A copy of the Plan is attached hereto as Appendix B. The following summary of the material provisions of the Plan is qualified in its entirety by reference to the complete text of the Plan.

    Eligible Participants

Any director, employee or consultant (including any prospective director, employee or consultant) of the Company, its subsidiaries, or their predecessors is eligible to be designated a participant in the Plan. However, incentive stock options (“ISOs”) may be granted only to employees. The Company currently has a total of approximately 40 directors, employees and consultants eligible to receive options under the Plan, but this number is expected to increase as the Company grows.

    Plan Administration

The Plan will be administered by the Company’s Board of Directors, or a committee appointed by the Board of Directors. The Board may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants.

The Board will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company. The Board may suspend or terminate the Plan at any time.

    Awards Under the Plan

The Plan provides for the granting of (i) ISOs, which qualify as incentive stock options under the Internal Revenue Code (the “Code”), and (ii) non-qualified options which do not qualify as incentive stock options under the Code (“NSO”). Any options that expire prior to exercise or shares of stock which are forfeited will become available for new grants.

ISOs may not be granted at a purchase price less than the fair market value of the common stock on the date of grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). As of September 7, 2012, the closing price of the Company’s Common Stock on the OTCBB was $3.40. No option granted under the Plan will be exercisable after 10 years (five years in the case of a 10% shareholder) or such shorter period as specified in the option agreement. An option will not be transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the option holder only by the option holder.

If an option holder’s service with the Company terminates (other than for death or disability) the option holder may exercise his or her option to the extent vested for the earlier of (i) six months (or such shorter period as specified in the option agreement) and (ii) the expiration of the term of the option. If an option holder’s service with the Company terminates due to disability, the option holder may exercise his or her option to the extent vested for the earlier of (i) twelve months (or such shorter period as specified in the option agreement) and (ii) the expiration of the term of the option. If an option holder’s service with the Company terminates due to death, the option holder’s estate may exercise the option to the extent vested for the earlier of (i) twelve months (or such shorter period as specified in the option agreement) and (ii) the expiration of the term of the option.

In the event of the Company’s dissolution or liquidation, all outstanding awards under the Plan will terminate. In the event of the sale of all or substantially all of the Company’s assets, the sale or other disposition of at least 80% of the outstanding securities of the Company; a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding thereto are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise, any outstanding awards under the Plan will vest prior to such transaction unless the Plan is continued by the successor corporation.

    Term

The Plan will terminate on August 30, 2022.

    Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to option awards granted under the Plan. This summary is based on the tax laws in effect as of the date of this Information Statement. Changes to these laws could alter the tax consequences described below.

    To the Optionees

NSOs. An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price. This compensation is subject to withholding taxes. An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO. Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange. The gain may be subject to preferential tax treatment if the stock has been held for more than one year.

ISOs. An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the alternative minimum tax). When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs—the longer of two (2) years from the date of grant or one (1) year from the date of exercise. If the ISO stock is sold within the holding period, the option is taxed as an NSO.

   To the Company

With the exception of ISO awards, the Company generally is entitled to a business expense deduction at the time and in the amount that the optionee recognizes ordinary income in connection with the grant or exercise of the award. As to grants of ISOs, the Company generally receives no deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

    Vote Required

    Under NRS 78.320 and the Company's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to approve the Plan. NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  The Company's Articles of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to obtain shareholder approval of the Plan described herein as early as possible in order to accomplish the purposes described above, the Company's Board of Directors voted to utilize the written consent of the holders of a majority of the Company's voting stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

Pursuant to NRS 78.320 and the Company's current Articles and Bylaws, the affirmative vote of the holders of a majority of the Company's outstanding voting stock is sufficient to approve the Plan as described above, which vote has been obtained by written consent of the Consenting Shareholders.

    Effective Date

    Under applicable federal securities laws, the shareholder resolutions approving the Plan cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company's shareholders.

   Dissenters’ Rights of Appraisal

    The Nevada Revised Statutes do not provide for appraisal rights in connection with the above-described shareholder approval of the Plan.

GENERAL INFORMATION

Costs

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

Record Date

The close of business on August 30, 2012 has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Outstanding Shares and Voting Rights

On August 30, 2012 (the "Record Date"), the Company had 66,583,676 shares of common stock, $0.0001 par value, outstanding.  Holders of these shares would have been entitled to vote if a meeting was required to be held.  Each share of the Company's common stock is entitled to one vote.  The outstanding shares of common stock at the close of business on the Record Date were held by approximately 144 shareholders of record.

Material Terms of the Common Stock

The authorized Common Stock of the Company consists of 480,000,000 shares, par value $0.0001.  The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders.  Shares of Common Stock do not have cumulative voting rights for the election of directors.  The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends, although the Company does not intend to declare any dividends for the foreseeable future.  The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock or other securities of the Company and have no rights to convert their Common Stock into any other securities.  On liquidation, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders.

Interest of Certain Persons in Matters to be Acted Upon

Not applicable.

Security Ownership of Certain Beneficial Owners and Management

As of August 30, 2012, there were 66,583,676 common shares outstanding.  The following tabulates holdings of shares of the Company’s common stock by each person who, as of August 30, 2012, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the Company individually and as a group.

COMMON STOCK SHARE OWNERSHIP AS OF AUGUST 30, 2012
Name and Address of Beneficial Owner(1)	Amount of Common Shares Owned	Options or Warrants Exercisable Within 60 Days of August 30, 2012	Total Common Shares Beneficially Owned	Percent of Common Shares Owned(2)

Chris Richarde, CEO	44,440,064	-	44,440,064	66.74%

Michael Schifsky, CFO	1,214,173	-	1,214,173	1.82%

Dzenis Softic, CTO	2,000,000	-	2,000,000	3.00%

Darin Toone, COO	700,000	-	700,000	1.05%

All Officers and Directors as a group (4 persons)	48,354,237	-	48,354,237	72.62%

(1) Except as otherwise noted, the address for each of these individuals is c/o Xhibit, LLC, 80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281.
(2) Percentage ownership is based on 66,583,676 shares of Common Stock outstanding on August 30, 2012.

Change in Control

On June 4, 2012, the merger (the "Merger") contemplated by the Merger Agreement dated as of April 25, 2012 by and among the Company, NB Manufacturing Subsidiary, LLC, a Nevada limited liability company (the "Merger Sub"), Xhibit, LLC, a Nevada limited liability company ("Xhibit") and a certain director and officer of the Company (the "Merger Agreement"), as amended as of May 23, 2012, was completed as of the filing of Articles of Merger with the Secretary of State of the State of Nevada, merging the Merger Sub into Xhibit.  As a result of the Merger and pursuant to the Merger Agreement, Xhibit has become a wholly-owned subsidiary of the Company, and the Company issued shares of its common stock to holders of Units of Xhibit.  Immediately following the Merger, the Company had 66,583,676 shares of common stock outstanding and no derivative securities outstanding. Immediately following the Merger, the former members of Xhibit owned 83.2% of the Registrant's outstanding securities, and the Company's shareholders owned 16.8% of the Company's outstanding securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

    By order of the Board of Directors,

               /s/ Chris Richarde
    CEO and Chairman

APPENDIX A
CERTIFICATE OF AMENDMENT

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                     ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NB Manufacturing, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I - The name of the corporation is: Xhibit Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have boted in favor of the amendment is: _______________

4. Effective date and time of filing: (optional)    Date: ___________    Time: ________________
                                                                                                                                (must not be later than 90 days after certificate is filed)

5. Signature: (required)

X______________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 8-31-11

  A-1

APPENDIX B
NB MANUFACTURING, INC.
2012 Stock Option Plan

1.           Purpose Of Plan.

(a)           General Purpose.  The purpose of the NB Manufacturing, Inc. 2012 Stock Option Plan ("Plan") is to further the interests of NB Manufacturing, Inc., a Nevada corporation (the "Corporation"), and its subsidiaries (i) by providing an incentive based form of compensation to the current and former directors, officers, key employees, consultants and service providers of the Corporation, its subsidiaries, and their predecessor companies (collectively, the “Participating Company Group”) and (ii) by encouraging such persons to invest in shares of the Corporation's Common Stock, thereby acquiring a proprietary interest in its business and the business of the Participating Company Group and an increased personal interest in its continued success and progress.

(b)           Incentive Stock Options.  Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify.  If no such specification is made, an option granted hereunder shall not be intended to qualify as an "incentive stock option."  The employees eligible to be considered for the grant of incentive stock options hereunder are any persons regularly employed by the Participating Company Group in a managerial capacity on a full-time, salaried basis.

2.           Stock And Maximum Number Of Shares Subject To Plan.

(a)           Description of Stock and Maximum Shares Allocated.  The stock subject to the provisions of the Plan and issuable upon exercise of options granted under the Plan are shares of the Corporation's Common Stock, $.0001 par value, which may be either unissued or treasury shares, as the Corporation's Board of Directors (the "Board") may from time to time determine.  Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 13,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

(b)           Restoration of Unpurchased Shares.  If an option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares subject to, but not issued under, such option shall again be available for other options thereafter granted.

3.           Administration; Amendments.

(a)           Administration by Board.  The Plan shall be administered by the Board with full power to administer the Plan, to interpret the Plan and to establish and amend rules and regulations for its administration.  The Board may delegate its authority to a “Committee”, which shall mean the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). The Board shall determine all questions of interpretation of the Plan or of any option, and such determinations shall be final and binding upon all persons having an interest in the Plan or such option.

(b)           Exercise Price.  Upon the grant of any option, the Board shall specify the exercise price for the shares issuable upon exercise of options granted, which exercise price shall generally be at least 100% of the Fair Market Value per share on the date such option is granted, but may be less.

(c)           Fair Market Value.  Fair Market Value means, as of any date, the value of a share of Common Stock or other property as determined by the Board, in its discretion, or by the Corporation, in its discretion, if such determination is expressly allocated to the Corporation herein, subject to the following:

(1)           If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) as quoted on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Board deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(2)           If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(3)           If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Common Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

 (d)           Interpretation.  The interpretation and construction by the Board of the terms and provisions of this Plan and of the agreements governing options and rights granted under the Plan shall be final and conclusive.  No member of the Board shall be liable for any action taken or determination made in good faith.

(e)           Amendments to Plan.  The Board may, without action on the part of the stockholders of the Corporation, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem proper and in the best interests of the Corporation.

(f)           Termination of the Plan.  This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any options then outstanding under this Plan.

(g)           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(1)           to determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be subject to each option;

(2)           to designate options as incentive stock options or nonstatutory stock options;

(3)           to determine the Fair Market Value of shares of Common Stock or other property;

(4)           to determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the Plan;

(5)           to approve one or more forms of option agreement;

(6)           to amend, modify, extend, cancel or renew any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

(7)           to accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with the Participating Company Group;

(8)           to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

(9)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option Agreement and to make all other determinations and take such other actions with respect to the Plan or any option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

(h)           Repricing.  The Board shall have the authority, without the approval of the shareholders of the Corporation, to amend any outstanding option to increase or reduce the price per share or to cancel and replace an option with the grant of an option having an exercise price per share that is less than, greater than or equal to the price per share of the original option.

4.           Participants; Duration Of Plan.

(a)           Eligibility and Participation.  Options may be granted in the total amount for the period as allocated by the Board as provided in Section 4(b) below only to persons who at the time of grant are current or former directors of, key employees of, consultants to or service providers to the Participating Company Group or others who qualify under the general purpose of the Plan stated above in Section 1, whether or not such persons are also members of the Board; provided, however, that no incentive stock option may be granted to a director of the Participating Company Group unless such person is also an employee of the Participating Company Group. Eligible individuals shall also include prospective key employees, prospective officers, prospective consultants and service providers, and prospective directors to whom options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.

(b)           Allotment.  The Board shall determine the aggregate number of shares of Common Stock which may be optioned from time to time but the Board shall have sole authority to determine the number of shares and the recipient thereof to be optioned at any time.  The Board shall not be required to grant all options allocated by the Board for any given period if it determines, in its sole and exclusive judgment, that such grant is not in the best interests of the Corporation.  The grant of an option to any person shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant of options under the Plan.

(c)           Limitation on Grant of Incentive Stock Options.  Notwithstanding any other provision of this Plan, no person shall be granted an "incentive stock option" under this Plan which would cause such person's "annual vesting amount" to exceed $100,000.00.  With respect to any calendar year, a person's "annual vesting amount" is the aggregate fair market value of stock subject to incentive stock options with respect to which such options are first exercisable during such calendar year.  For purposes of the foregoing, the aggregate fair market value of stock with respect to which "incentive stock options" are first exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Participating Company Group.

(d)           Duration of Plan.  The term of the Plan, unless previously terminated by the Board, is ten years or until August 30, 2022.  No option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

(e)           Approval of Stockholders.  If the Board issues any incentive stock options, solely for the purposes of compliance with the Code provisions pertaining to incentive stock options, the Plan shall be submitted to the stockholders of the Corporation for their approval at a regular meeting to be held within twelve months after adoption of the Plan by the Board.  Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the meeting.  If the stockholders decline to approve the Plan at such meeting or if the Plan is not approved by the stockholders within twelve months after its adoption by the Board, no incentive stock options may be issued under the Plan but all options granted under the Plan shall remain in full force and effect regardless of stockholder approval and the Plan may be used for future nonincentive stock option issuances.  If stockholders fail to approve the Plan, all previously issued incentive stock options shall be automatically converted to nonincentive stock options.

5.           Terms And Conditions Of Options.

(a)           Individual Agreements.  Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5.

(b)           Required Provisions.  Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

(c)           Period.  No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant.  All options granted shall be subject to earlier termination in the event of termination of employment, retirement or death of the holder as provided in Section 6 or as otherwise set forth in the agreement granting the option.  Unless otherwise provided in the agreement granting the Stock Option itself, an option may be exercised in full or in part at any time or from time to time during the term thereof, or provide for its exercise in stated installments at stated times during such term.

(d)           No Fractional Shares.  Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

(e)           Method of Exercising Option.  The method for exercising options granted to former employees of the Corporation or of its subsidiaries shall be set forth in the agreement granting the option itself.  All other options shall be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business.  Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option.  Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased.  Payment may be made in cash or by bank cashier's check, or if required by the terms of the option itself, by allocating compensation due to the grantee by the Corporation or by any of its subsidiaries to the Corporation as payment for the exercise price.  In lieu of cash, if permitted by the option itself, such payment may be made in whole or in part with shares of the same class of stock as are then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.  Alternatively, if permitted by the option itself, the grantee may, in lieu of using previously outstanding shares therefore, use some of the shares as to which the option is then being exercised.  The Corporation shall deliver a certificate or certificates representing the option shares to the purchaser as soon as practicable after payment for those shares has been received.  If an option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the option.  All shares that are purchased and paid for in full upon the exercise of an option shall be fully paid and non-assessable.

(f)           No Rights of a Stockholder.  An optionholder shall have no rights as a stockholder with respect to shares covered by an option.  No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option.  Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

(g)           Effect of Plan on Employment Status.  The fact that the Board has granted an option to an optionee under this Plan shall not confer on such optionee any right to employment with the Participating Company Group or to a position as an officer or an employee of the Participating Company Group, nor shall it limit the right of the Participating Company Group to remove such optionee from any position held by the optionee or to terminate the optionee's employment at any time.

(h)           Compliance with Law.  No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been completed.

(i)           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the option is granted.  The Corporation shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Corporation.  Upon request by the Corporation, each optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(j)           Other Provisions.  The option agreements may contain such other provisions as the Board deems necessary to effectuate the sense and purpose of the Plan, including covenants on the holder's part not to compete and remedies to the Corporation in the event of the breach of any such covenant.

6.           Termination Of Employment; Assignability; Death.

(a)           Termination of Employment.  Except as otherwise set forth in this Section 6 and except with respect to options granted to current and former consultants, the termination of which will be determined by the agreement with such consultant or by the Board, if any optionholder ceases to be an employee of the Participating Company Group, other than for death, disability or discharge for cause, such holder (or successors or transferees) may, within six months after the date of termination, but in no event after the stated expiration date, purchase some or all of the shares with respect to which such optionholder was entitled to exercise such option, on the date such employment relationship terminated and the option shall thereafter be void for all purposes.  Any termination of an agreement pursuant to which services are rendered to the Participating Company Group by any party who is an optionholder, without a renewal of that agreement or entry into a similar successor agreement, may be treated as a termination of the employment of such party.

(b)           Assignability.  Options granted under the Plan and the privileges conferred thereby shall not be assignable or transferable, unless the Board provides otherwise.  Options shall be exercisable by such transferee as set forth in this Section 6.

(c)           Disability.  If the employment of the optionholder is terminated due to disability, the optionholder (or transferee of the optionholder) may exercise the options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment terminated, at any time prior to the expiration date of the options or within one year of the date of termination of employment, whichever is earlier.  For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

(d)           Discharge for Cause.  If the employment of the optionholder with the Participating Company Group is terminated due to discharge for cause, the options shall terminate upon receipt by the optionholder of notice of such termination or the effective date of the termination, whichever is earlier.  Discharge for cause shall include discharge for personal dishonesty, willful misconduct in performance of duties, failure, impairment or inability to perform required duties, breach of fiduciary duty or conviction of any felony or crime of moral turpitude.  The Board shall have the sole and exclusive right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

(e)           Death of Holder.  If optionholder dies while in the Participating Company Group’s employ an option shall be exercisable within twelve months after the date of death, but in no event after the stated expiration date thereof, by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution or by transferees of the optionholders, as the case may be, but only to the extent that the holder was entitled to exercise the option at the date of death.  An option may be exercised (and payment of the option price made in full) by the successors or transferees only after written notice to the Corporation, specifying the number of shares to be purchased or rights to be exercised.  Such notice shall comply with the provisions of Section 5(e).

(f)           Employment Agreement Provisions.  Notwithstanding anything to the contrary in this Section 6, the provisions in an employee's employment agreement with the Participating Company Group relating to vesting and exercise of options upon such employee's termination, resignation, disability or death shall control the vesting and exercise of the options granted to such employee.

(g)           Directors.  Notwithstanding anything in this Plan to the contrary, the termination of service by a director for whatever reason or such director's death or disability shall not affect the exercise period provided in such director's individual option agreement.

7.           Certain Adjustments.

(a)           Capital Adjustments.  Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

(b)           Corporate Reorganizations.  Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all of the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by another corporation or by a group of persons who are required to file a Form 13D under the Securities Exchange Act of 1934 ("34 Act"), the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.  If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable.

8.           Compliance With Legal Requirements.

(a)           For Investment Only.  If, at the time of exercise of this option, there is not in effect as to the option shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively, the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Corporation from the director, officer, key employee, consultant or service provider (or his legal representatives or heirs) of a written representation that the option shares are being purchased for investment and not for distribution.

(b)           Listing and Registration of Option Shares.  Any option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(c)           Compliance with Section 16 of the Securities Exchange Act of 1934.  It is the intention of the Corporation that the Plan and options hereunder satisfy and be interpreted in a manner, that, in the case of optionees, satisfies the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subject to avoidable liability thereunder.  If any provision of the Plan or of any option agreement would otherwise frustrate or conflict with the intent expressed in this Paragraph 8(c), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.  To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to any person who is subject to Section 16 of the Exchange Act.

(d)           Section 409A. To the extent that the Board determines that any option granted under the Plan is subject to Section 409A of the Code, the option agreement evidencing such option shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and option agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date the Board determines that any option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date), the Board may adopt such amendments to the Plan and the applicable option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

9.           Application Of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

10.           Withholding Of Taxes.

The Corporation shall have the right to deduct from any other compensation of the option holder any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any options.

11.           Expenses Of Administration Of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or one or more of its subsidiaries.

12.           Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

13.           Governing law.

Without regard to the principles of conflicts of laws, the laws of the State of Nevada shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

14.           Inspection Of Plan.

A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

Dated as of the 30th day of August, 2012.

NB MANUFACTURING, INC.,
a Nevada corporation

By    /s/ Chris Richarde
Chris Richarde
Chief Executive Officer